Exhibit 8.2

[Form of UK Tax Opinion – for Registration Statement]

[KPMG Letterhead]

[Date]

The Board of Directors of Telewest Communications plc

Export House

Cawsey Way, Woking

Surrey GU21 6QX

United Kingdom

The Board of Directors of Telewest Global, Inc.

1209 Orange Street

Wilmington

Delaware 19801

United States of America

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as tax advisors to Telewest Communications plc., a public limited company incorporated under the laws of England and Wales (“Telewest”), and Telewest Finance (Jersey) Limited, a wholly -owned finance subsidiary of Telewest (“Telewest Jersey”), in connection with the proposed financial restructuring (the “Financial Restructuring”) of Telewest pursuant to an English scheme of arrangement involving certain creditors of Telewest and of Telewest Jersey pursuant to schemes of arrangement under each of English and Jersey law involving certain creditors of Telewest Jersey (together, the “Schemes”), each as described in the Registration Statement on Form S-4 filed by Telewest’s wholly-owned subsidiary, Telewest Global, Inc., a newly formed Delaware corporation (“New Telewest”), with the Securities and Exchange Commission (the “Commission”) on [                 ], 2003 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). This opinion is being rendered pursuant to the requirements of Form S-4 under the Act.

This opinion has been prepared for the addressees identified above (the “Addressees “), on terms that have been agreed with them, solely for their own benefit in relation to the transactions contemplated and discussed and for inclusion in the Registration Statement. Our work has been undertaken so that we might state to the Addressees those matters that we have agreed to state in this opinion, in order that they can address in the Registration Statement the United Kingdom tax consequences of the Financial Restructuring as required under the Act, and for no other purpose. To the fullest extent and not beyond any such extent as is permitted by law (including any relevant and applicable US state law, US federal law or US securities law), KPMG LLP will not accept or assume any responsibility to anyone other than the Addressees for our work, for this opinion or for any other opinions that we have formed.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Schemes, (ii) the Explanatory Statement to be sent to creditors of Telewest and Telewest Jersey in respect of the Schemes, (iii) the Registration Statement and (iv) such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. As to any facts material to the opinion set forth herein which were not independently established or verified, we have relied upon factual statements and representations of officers and other representatives of Telewest, Telewest Jersey and others. We have also assumed that, in rendering this opinion, the Financial Restructuring will be consummated pursuant to the laws of England and Wales, and Jersey and Delaware law strictly in accordance with the terms of the Schemes.

Based upon and subject to the foregoing, in our opinion, the discussion contained in the shareholders’ circular and prospectus included as part of the Registration Statement under the heading “Material United Kingdom Tax Consequences” constitutes, in all material respects, a fair and accurate summary of the United Kingdom tax consequences of the Financial Restructuring to the parties described therein.

This opinion is based on the United Kingdom tax legislation as of the date hereof.

We hereby consent to the use of this opinion in connection with said Registration Statement and to the use of our name under the heading “Material United Kingdom Tax Consequences” in the shareholders’ circular and prospectus included therein. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the shareholders’ circular and prospectus and Registration Statement.

Very truly yours,

KPMG LLP